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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 1, 2004

                            WHITEHALL JEWELLERS, INC.
             (Exact name of Registrant as Specified in Its Charter)


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
                Delaware                                0-028176                               36-1433610
      (State or Other Jurisdiction              (Commission File Number)            (IRS Employer Identification No.)
            of Incorporation)
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155 North Wacker Drive, Suite 500, Chicago, Illinois              60606
     (Address of Principal Executive Offices)                   (Zip Code)


        Registrant's Telephone Number, Including Area Code: 312-782-6800


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 8.01  Other Events

         Manny A. Brown, an Executive Vice President of the Company, has tendered his resignation effective December 17, 2004. Manny Brown has given the Company notice that he is terminating his employment for Good Reason as that term is defined in the Employment and Severance Agreement dated as of March 17, 1997 between him and the Company (the "Employment Agreement") based upon his good faith belief that his reporting responsibilities have changed as a result of the recently announced hiring by the Company of Lucinda M. Baier as its President and Chief Operating Officer and that his duties have become materially lower than those he carried out at the outset of his employment. Pursuant to the terms of the Employment Agreement the Company may be required to make a payment of approximately $700,000 to Manny Brown within 30 days after the termination of his employment. In addition, pursuant to the Employment Agreement, the Company is required to continue to keep in force policies of medical, accident, disability and life insurance with respect to Manny Brown for a period of up to 18 months and to share the costs of such continuation in the same proportion as such costs were previously shared for a period of up to 18 months. Pursuant to their terms, if Manny Brown's employment with the Company is terminated for Good Reason his awards of restricted stock will vest in full and his options to purchase Company Common Stock will vest in full and remain exercisable for a period ending on the earlier of the expiration of the option and the date that is two years after his employment has terminated.

         On December 2, 2004, the Company issued a press release announcing Mr. Brown's resignation.





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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           WHITEHALL JEWELLERS, INC.
                                                  (Registrant)


                                           By:  /s/ John R. Desjardins
                                                -------------------------------
                                                   John R. Desjardins
                                                   Executive Vice President
                                                   and Chief Financial Officer
Date:  December 2, 2004



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                                  EXHIBIT INDEX

         The following exhibit is furnished herewith as noted below.

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Exhibit No.       Exhibit
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
99.1 Press Release dated December 2, 2004, announcing the resignation of Manny A. Brown as Executive Vice President - Store Operations of the Company
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